UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2022

CEREVEL THERAPEUTICS HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39311	85-3911080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Jacobs Street, Suite 200

Cambridge, MA 02141

(Address of principal executive offices, including zip code)

(844) 304-2048

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CERE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 11, 2022, Cerevel Therapeutics Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC, Jefferies LLC and Evercore Group L.L.C., as representatives of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”), relating to the public offering by the Company of 7,250,000 shares (or 8,337,500 shares if the Underwriters exercise in full their option to purchase additional shares) of its common stock at a public offering price of $35.00 per share (the “Common Stock Offering”). The Common Stock Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-260945) and the related prospectus supplement filed with the Securities and Exchange Commission.

The Underwriting Agreement contains customary representations, warranties, covenants and closing conditions. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The foregoing description of certain terms of the Underwriting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 hereto and is incorporated by reference herein. A copy of the opinion of Goodwin Procter LLP, relating to the legality of the shares being sold, is filed as Exhibit 5.1 hereto and is incorporated by reference herein.

Item 8.01	Other Events.

Convertible Note Offering

On August 10, 2022, the Company issued a press release relating to the commencement of its proposed offering of convertible senior notes due 2027 to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Convertible Note Offering”). On August 12, 2022, the Company issued a press release relating to the pricing of the Convertible Note Offering. Copies of the press releases relating to the Convertible Note Offering are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Common Stock Offering

On August 10, 2022, the Company issued a press release relating to the commencement of the Common Stock Offering. On August 12, 2022, the Company issued a press release relating to the pricing of the Common Stock Offering. Copies of the press releases relating to the Common Stock Offering are filed as Exhibits 99.3 and 99.4, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

This Current Report on Form 8-K, including the exhibits attached hereto, does not constitute an offer to sell or the solicitation of an offer to buy any Company securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of August 11, 2022, by and among Cerevel Therapeutics Holdings, Inc., and Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC, Jefferies LLC and Evercore Group L.L.C., as representatives of the underwriters.

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

99.1	Press release relating to the Convertible Note Offering issued by Cerevel Therapeutics Holdings, Inc. on August 10, 2022.

99.2	Press release relating to the Convertible Note Offering issued by Cerevel Therapeutics Holdings, Inc. on August 12, 2022.

99.3	Press release relating to the Common Stock Offering issued by Cerevel Therapeutics Holdings, Inc. on August 10, 2022.

99.4	Press release relating to the Common Stock Offering issued by Cerevel Therapeutics Holdings, Inc. on August 12, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2022

CEREVEL THERAPEUTICS HOLDINGS, INC.

By:	/s/ Mark Bodenrader
Mark Bodenrader
Interim Chief Financial Officer